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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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      Date of Report (Date of earliest event reported): January 16, 2007

                                VOYAGER PETROLEUM, INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

           0-32737                                       88-049002272
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   (Commission File Number)                    (IRS Employer Identification No.)

                   16 East Hinsdale Avenue, Hinsdale, IL 60521
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               Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (630) 325-7130






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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES
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On November 17, 2006, Voyager Petroleum, Inc. issued 2,500,000 shares of restricted common stock to unaffiliated third parties at $0.04 per share representing an 18% discount to the closing bid price of $0.0487 on the previous trading day for a total purchase price of $50,000 to be paid in two installments. One-half of the purchase price is payable on November 17, 2006 and one-half is payable on or before May 17, 2007. One-half of the shares are to be delivered upon each payment.

On December 5, 2006, Voyager Petroleum, Inc. issued 1,142,858 shares of restricted common stock to an unaffiliated third party at $0.035 per share totaling $40,000 pursuant to a securities purchase agreement based on the closing bid price of the previous trading day.

On December 8, 2006, Voyager Petroleum, Inc. cancelled 816,667 shares of restricted common stock issued to an unaffiliated third party which were previously issued pursuant to a securities purchase agreement which was rescinded on said date.

On January 1, 2007, Voyager Petroleum, Inc. issued a total of 150,000 shares of restricted common stock as partial compensation to an unaffiliated third party for managerial consulting services on the date of execution of the consulting agreement valued at $7,500 based on the closing bid price of $0.05 for the previous trading day.

On January 16, 2007, Voyager Petroleum, Inc. issued 1,273,014 shares of restricted common stock to an unaffiliated third party pursuant to a Conversion Agreement effective January 3, 2007 which converted the outstanding principal of $50,000 and accrued interest of $920.55 of a promissory note dated August 26, 2006 with a maturity date of February 26, 2007 at $0.04 per share representing a 20% discount to the closing bid price of $0.05 for the trading day prior to the effective date.

On January 19, 2007, Voyager Petroleum, Inc. issued 1,110,578 shares of restricted common stock to an unaffiliated third party pursuant to a Conversion Agreement of the same date which converted the outstanding principal of $35,000 and accrued interest of $9,423.10 of a promissory note dated April 22, 2004 which matured on December 31, 2005 at $0.04 per share representing a 30% discount to the closing bid price for the previous trading day.

On January 19, 2007, Voyager Petroleum, Inc. issued 333,334 shares of restricted common stock to an unaffiliated third party at $0.057 per share totaling $19,000 based on the closing bid price of the previous trading day pursuant to a Conversion Agreement of the same date which converts outstanding accounts payable due from the Company.

On January 19, 2007, Voyager Petroleum issued 100,000 shares of restricted shares of common stock to a noteholder representing a commitment fee and 5% interest of a promisorry note of the same date with a principal balance of $20,000 and a maturity date of February 3, 2007 valued at $5,700 based on the closing bid price of $0.057 per share of the previous trading day.

On January 19, 2007, Voyager Petroleum, Inc. issued 625,000 shares of restricted common stock to an unaffiliated third party at $0.04 per share totaling $25,000 pursuant to a securities purchase agreement at a 30% discount to the closing bid price of $0.057 of the previous trading day.

The above shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act, as amended.

As of January 22, 2007, there are 70,942,206 shares of common stock issued and outstanding and 1,000,000 shares of preferred stock issued and outstanding.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 22, 2007

            VOYAGER ONE, INC.

                                   By: /s/ Sebastien C. DuFort
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                                   President